Exhibit 10.32



                                 FIRST AMENDMENT



                                       TO



                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                                      AMONG



                                  ALAMCO, INC.,

                             ALAMCO-DELAWARE, INC.,

                                       AND

                      BANK ONE, TEXAS, NATIONAL ASSOCIATION



                        EFFECTIVE AS OF FEBRUARY 1, 1997


                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I     DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . .
      1.1     Terms Defined Above   . . . . . . . . . . . . . . . . . . . . .
      1.2     Terms Defined in Agreement  . . . . . . . . . . . . . . . . . .
      1.3     References  . . . . . . . . . . . . . . . . . . . . . . . . . .
      1.4     Articles and Sections   . . . . . . . . . . . . . . . . . . . .
      1.5     Number and Gender   . . . . . . . . . . . . . . . . . . . . . .

ARTICLE II    AMENDMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . . . .
      2.1     Amendment of Section 1.02   . . . . . . . . . . . . . . . . . .
      2.2     Amendment of Section 2.4  . . . . . . . . . . . . . . . . . . .
      2.3     Amendment of Section 2.5  . . . . . . . . . . . . . . . . . . .
      2.4     Amendment of Section 2.9  . . . . . . . . . . . . . . . . . . .
      2.5     Addition of Section 2.19  . . . . . . . . . . . . . . . . . . .
      2.6     Addition of Section 2.20  . . . . . . . . . . . . . . . . . . .
      2.7     Addition of Exhibit IV  . . . . . . . . . . . . . . . . . . . .

ARTICLE III   CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .
      3.1     Receipt of Documents and Other Items  . . . . . . . . . . . . .
      3.2     Accuracy of Representations and Warranties  . . . . . . . . . .
      3.3     Matters Satisfactory to Lender  . . . . . . . . . . . . . . . .

ARTICLE IV  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . .

ARTICLE V     RATIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VI  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .
      6.1     Scope of Amendment  . . . . . . . . . . . . . . . . . . . . . .
      6.2     Agreement as Amended  . . . . . . . . . . . . . . . . . . . . .
      6.3     Successors and Assigns; Rights of Third Parties   . . . . . . .
      6.4     Further Assurances  . . . . . . . . . . . . . . . . . . . . . .
      6.5     GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . .
      6.6     ENTIRE AGREEMENT; NO ORAL AGREEMENTS  . . . . . . . . . . . . .
      6.7     JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . . . .
      6.8     WAIVER OF RIGHTS TO JURY TRIAL  . . . . . . . . . . . . . . . .



            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


            This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is made and entered into effective as of February 1, 1997, by and among ALAMCO, INC., a Delaware corporation ("Alamco"), ALAMCO-DELAWARE, INC., a Delaware corporation ("Aladel;" with Alamco collectively, the "Borrower") and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                               W I T N E S E T H:

            WHEREAS, the above named parties did execute and exchange counterparts of the Amended and Restated Credit Agreement dated October 1, 1995 (the "Agreement"), pursuant to which the Lender has extended credit to the Borrower; and

            WHEREAS, the parties to the Agreement desire to amend the Agreement in the particulars hereinafter set forth;

            NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this First Amendment and the Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

           1.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Alamco," "Aladel," "Borrower," "First Amendment," and "Lender" shall have the meaning assigned to such term hereinabove.

           1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned to such term in the Agreement, unless expressly provided herein to the contrary.

           1.3 References. References in this First Amendment to Article or Section numbers shall be to Articles and Sections of this First Amendment, unless expressly stated to the contrary. References in this First Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this First Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

           1.4 Articles and Sections. This First Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this First Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

           1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II

                             AMENDMENT OF AGREEMENT

            Each of the Borrowers and the Lender hereby amend the Agreement in the following particulars, effective as of and after the effective date of this First Amendment, with terms defined above being incorporated into the Agreement:

           2.1 Amendment of Section 1.02. Section 1.02 of the Agreement is hereby amended as follows:

            The following definitions are added to read as follows:

                  "Adjusted LIBO Rate" shall mean, for any LIBO Rate
            Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

                  "Applicable Margin" shall mean as to each LIBO
            Rate Loan, two percent (2%).

                  "Borrowing Request" shall mean each written
            request, in substantially the form attached hereto as
            Exhibit IV, by the Borrower to the Lender for a borrowing, conversion, or prepayment pursuant to Sections 2.1 or 2.9, each of which shall:

                  (a) be signed by a Responsible Officer of the Borrower;

                  (b)   specify the amount and type of Loan
            requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

                  (c) when requesting a Floating Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day prior to the requested borrowing, conversion, or prepayment;

                  (d) when requesting a LIBO Rate Loan, be delivered
            to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, two
            Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest
            Period requested with respect to such Loan.

                  "Fixed Rate Loan" shall mean any LIBO Rate Loan.

                  "Floating Rate Loan" shall mean any Loan and any
            portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bearing interest at the Floating
            Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

                  "Interest Period" shall mean, subject to the
            limitations set forth in Section 2.20, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

                  "LIBO Rate" shall mean, with respect to any
            Interest Period for any LIBO Rate Loan, the lesser of
            (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Lender and the Borrower) as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16 of 1%) quoted by the Lender at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Lender to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

                  "LIBO Rate Loan" shall mean any Loan and any
            portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bearing interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

            (b) The following definitions are amended to read as follows:

                  "Business Day" shall mean (a) for all purposes
            other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

                  "Floating Rate" shall mean an interest rate per
            annum equal to the Base Rate from time to time in effect.


           2.2 Amendment of Section 2.4. Section 2.4 of the Agreement is hereby amended to read as follows:

            "2.4 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.16), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any Fixed Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Fixed Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

           2.3 Amendment of Section 2.5. Section 2.5 of the Agreement is hereby amended to read as follows:

            "2.5 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first Business Day of March, 1997, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding Fixed Rate Loan shall be due and payable on the last day of the Interest Period for such Fixed Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at the Drawdown Termination Date. At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion."

           2.4 Amendment of Section 2.9. Section 2.9 of the Agreement is hereby amended to read as follows:

            "2.9  Voluntary Prepayments and Conversions of Loans.
      Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Lender notice of each such prepayment or conversion of all or any portion of a Fixed Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any Fixed Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan,
      (c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

           2.5 Addition of Section 2.19. Section 2.19 shall be added to the Agreement as follows:

            "2.19 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than two separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan, and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

                  (a) the Lender determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

                  (b) the Lender determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lender of making or maintaining such Loan for such Interest Period, then the Lender shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lender shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.9. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make LIBO Rate Loans hereunder and will not, in the opinion of the Lender, be disadvantageous to the Lender."

                 2.6 Addition of Section 2.20. Section 2.20 shall be added to the Agreement as follows:

                  "2.20 Limitations on Interest Periods.  Each
            Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on the Drawdown Termination Date, and (d) shall have a duration of not less than one month as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period."

           2.7 Addition of Exhibit IV. Exhibit IV shall be added to the Agreement as set forth as an exhibit to this Agreement.


                                   ARTICLE III

                                   CONDITIONS

            The obligation of the Lender to amend the Credit Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

           3.1 Receipt of Documents and Other Items. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

            (a) multiple counterparts of this Amendment executed by the Borrowers, as requested by the Lender;

            (b)   a Notice of Final Agreement; and

            (c) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

           3.2 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement and in any other Loan Document shall be true and correct, except as affected by the transactions contemplated in the Credit Agreement and this Amendment.

           3.3 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Each of the Borrowers hereby expressly remakes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement, as amended hereby, and in any other Loan Document, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement and this First Amendment and except for such representations and warranties which may be limited to the date made.


                                    ARTICLE V

                                  RATIFICATION

            Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and each other Loan Document to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this First Amendment.

                                   ARTICLE VI

                                  MISCELLANEOUS

           6.1 Scope of Amendment. The scope of this First Amendment is expressly limited to the matters addressed herein and this First Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this First Amendment.

           6.2 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

           6.3 Successors and Assigns; Rights of Third Parties. All covenants and agreements by each of the Borrowers in this First Amendment shall be binding upon such Borrower and its legal representatives, successors, and assigns and shall inure to the benefit of the Lender and its legal representatives, successors, and assigns. All provisions of this First Amendment, the Agreement, and the other Loan Documents are imposed solely and exclusively for the benefit of each of the Borrowers and the Lender. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

           6.4 Further Assurances. Each of the Borrowers shall execute, acknowledge, and deliver, at any time as requested by the Lender, such other documents and instruments as the Lender shall deem necessary in its sole discretion to fulfill the terms of the Agreement, as amended hereby, including, without limitation, modifications of and amendments to any of the Loan Documents.

           6.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

           6.6 ENTIRE AGREEMENT; NO ORAL AGREEMENTS. THIS FIRST AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS WRITTEN FIRST AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

           6.7 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS FIRST AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS

COUNTY, TEXAS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

           6.8 WAIVER OF RIGHTS TO JURY TRIAL. EACH OF THE BORROWERS AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS FIRST AMENDMENT. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS FIRST AMENDMENT.

            Executed effective as of the 1st day of February, 1997.

                                      ALAMCO, INC.


                                      By:  /s/ John L. Schwager
                                          ------------------------------
                                              John L. Schwager
                                              President and Chief Executive
                                              Officer






                                      ALAMCO-DELAWARE, INC.

I.
                                      By:  /s/ John L. Schwager
                                      --------------------------
                                              John L. Schwager
                                              President and Chief Executive
                                              Officer


                                      BANK ONE, TEXAS, NATIONAL
                                      ASSOCIATION


                                      By:  /s/ Christine M. Macan
                                      ---------------------------
                                              Christine M. Macan
                                              Vice-President




II.                                EXHIBIT IV

                           (FORM OF BORROWING REQUEST)


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

      Re: Amended and Restated Credit Agreement dated as of October 1, 1995, by and between Bank One, Texas, National Association and Alamco, Inc. and Alamco-Delaware, Inc. (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

            Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:

/ /   1.    Loans

      (a)   Amount of new Loan: $---------------

      (b)   Requested funding date: ---------- , 19---

      (c)   $---------------- of such Loan is to be a Floating Rate Loan; and

            $---------------- of such Loan is to be a ADJUSTED LIBO Rate Loan.

      (d) Requested Interest Period for ADJUSTED LIBO Rate Loan: ------ month(s).

/ /   2.    Continuation or conversion of ADJUSTED LIBO Rate Loan maturing on --
            ----:

      (a)   Amount to be continued as a ADJUSTED LIBO Rate  Loan is $-----------
            ------, with an Interest Period of ------    month(s);

      (b) Amount to be converted to a Floating Rate Loan is $----------- ---------; and

/ /   3.    Conversion of Floating Rate Loan:

      (a)   Requested conversion date: ---------------, 19----.

      (b) Amount to be converted to a ADJUSTED LIBO Rate Loan is $----------- , with an Interest Period of ------- month(s).

            The undersigned certifies that (s)he is the (-----------) of the Borrower, has obtained all consents necessary, and as such (s)he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.



III. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                      Very truly yours,

                                      ALAMCO, INC.


                                      By:  /s/ John L. Schwager
                                      ---------------------------------
                                              John L. Schwager
                                              President and Chief Executive
                                              Officer


                                      ALAMCO-DELAWARE, INC.


                                      By:   /s/ John L. Schwager
                                      --------------------------------
                                              John L. Schwager
                                              President and Chief Executive
                                              Officer